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                                                                    EXHIBIT 3(I)

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BANCWEST CORPORATION

     First.  The name of the corporation is "BancWest Corporation".

     Second. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     Third. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth. The total number of shares of stock which the corporation shall have authority to issue is Three Hundred Twenty-Five Million (325,000,000) shares having a par value of One Dollar ($1.00) per share, divided into three classes: Two Hundred Million (200,000,000) shares designated as Common Stock (the "Common Stock"); Seventy-Five Million (75,000,000) shares designated as Class A Common Stock (the "Class A Common Stock"); and Fifty Million (50,000,000) shares designated as Preferred Stock (the "Preferred Stock").

     (a) The Class A Common Stock.

          (1) After the requirements, if any, with respect to preferential dividends on the Preferred Stock shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock, the holders of shares of Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable on the same date fixed for payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Common Stock), in an amount per share equal to the aggregate per share amount of any cash dividend and the aggregate per share amount (payable in kind) of any non-cash dividend (other than a dividend payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) paid on the Common Stock.

          (2) In the event that the corporation shall at any time declare and pay any dividend on the Common Stock payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each case the corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock or effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock.

          (3) The corporation shall declare a dividend on the Class A Common Stock as provided in subparagraph (1) and subparagraph (2) of this paragraph (a) at the same time that it declares any dividend on the Common Stock and shall effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock as provided in subparagraph (2) of this paragraph (a) into
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     a greater or lesser number of shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) at the same time that it effects any subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock.

          (4) Except as set forth in subparagraphs (1) through (3) and (5) of this paragraph (a), holders of shares of Class A Common Stock shall not be entitled to receive, and the corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Class A Common Stock. Subject to the requirements of applicable law and this Certificate of Incorporation, no dividend shall be payable on the shares of Common Stock unless an equivalent per share dividend is payable on the shares of Class A Common Stock on the same date fixed for payment of the corresponding dividend on the Common Stock (other than a dividend payable in shares of Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Common Stock).

          (5) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of Class A Common Stock shall, subject to the right, if any, of the holders of the Preferred Stock to participate therein, be entitled, together with the holders of the Common Stock, to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by such holder.

          (6) Except as may otherwise be required by law or this Certificate of Incorporation, each holder of the Class A Common Stock shall have one vote in respect of each share of the Class A Common Stock held by such holder on each matter in respect of which the holders of the Common Stock are entitled to vote, and the holders of the Class A Common Stock shall vote together with the holders of the Common Stock as a single class; provided, however, that the holders of the Class A Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (7) of this paragraph (a).

          (7) (i) Subject to clause (ii) of this subparagraph (7), the holders of the Class A Common Stock shall have the right, voting separately as a class, at each meeting of the stockholders held for the purpose of electing directors to elect that number of directors of the corporation, which number, together with the number of Class A Directors in each of the other two classes of directors (the directors in all three classes are hereinafter referred to as the "Class A Directors"), shall equal the product (rounded to the nearest whole number if such product is not a whole number) of (x) the Class A Multiplier (as defined below) and (y) the total number of directors constituting the authorized number of directors; provided that in no event shall the number of directors entitled to be elected by holders of Class A Common Stock constitute a majority of the total number of directors constituting the authorized number of directors; provided, further that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall be a nominee for a Class A directorship unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors constituting the authorized number of directors prior to the time such person is nominated for a Class A directorship. The holders of shares of Common Stock shall not be entitled to vote with respect to the election of the Class A Directors. The directors of the corporation other than the Class A Directors shall be elected by the holders of the class or classes or series of stock entitled to vote therefor, but excluding the Class A Common Stock.

          The "Class A Multiplier" shall be equal to:

             .45, if the Class A Interest (as defined below) is greater than or equal to 40% and less than or equal to 45%;

             .35, if the Class A Interest is greater than or equal to 35% and less than 40%;

             .30, if the Class A Interest is greater than or equal to 30% and less than 35%;
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             .25, if the Class A Interest is greater than or equal to 25% and less than 30%;

             .20, if the Class A Interest is greater than or equal to 20% and less than 25%;

             .15, if the Class A Interest is greater than or equal to 15% and less than 20%; and

             .10, if the Class A Interest is greater than or equal to 10% and less than 15%.

          (ii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of Class A Common Stock shall not prevent the election of directors other than Class A Directors and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of Class A Directors and (B) in the absence of a quorum of the holders of shares of Class A Common Stock a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of Class A Directors, from time to time, without notice (except as required by law) other than an announcement at the meeting, until a quorum shall be present.

          (iii) Except as provided in this clause (iii), each Class A Director shall serve for a three year term (except that the initial Class A Directors shall serve for the remainder of the term of the class to which they are assigned) and until such director's successor has been elected and qualified, subject to such director's earlier death, resignation, removal or retirement. Notwithstanding the foregoing, upon the conversion of all outstanding shares of Class A Common Stock pursuant to clause (ii) of subparagraph (9), the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining directors then in office acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws of the corporation as Class A Directors. In addition, notwithstanding the foregoing, if at any time the number of directors that the holders of the Class A Common Stock have the right to elect pursuant to clause (i) of this subparagraph (7) shall decrease other than as set forth in the preceding sentence (whether upon the conversion of shares of Class A Common Stock pursuant to clauses (i) or (viii) of subparagraph (9) of this paragraph (a), upon the decrease in the number of directors constituting the authorized number of directors or otherwise), then the term of office of a number of Class A Directors then in office equal to such decrease shall terminate effective at the close of business on the fifteenth day following the event that resulted in such decrease (the "Termination Date"); provided that if, prior to the Termination Date, the holders of the Class A Common Stock shall not have removed or caused to resign, in either case effective as of the Termination Date, a number of Class A Directors equal to such decrease, then the terms of office of all Class A Directors then in office shall terminate on the Termination Date. The vacancy or vacancies resulting from the termination provided for in the preceding sentence shall be filled as follows: (A) the vacancy or vacancies equal to the number of directors that the holders of the Class A Common Stock then have the right to elect pursuant to clause (i) of this subparagraph (7) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in clause (iv) of this subparagraph (7), and the director or directors so elected to fill such vacancy or vacancies shall be treated hereunder and under the by-laws of the corporation as Class A Directors; provided that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall fill any such vacancy unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors then in office prior to the time such person is nominated to fill any such vacancy and (B) the remaining vacancy or vacancies shall be filled by the remaining directors then in office acting by majority vote of such remaining directors, and the director or directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the by-laws as Class A Directors.

          (iv) Subject to clause (iii) of this subparagraph (7), in case of any vacancy occurring among the Class A Directors, the remaining Class A Director or Directors may appoint a successor by a majority vote of the remaining Class A Directors to hold office for the unexpired term of the Class A Director
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     whose place shall be vacant; provided that no person who is not an officer of Banque Nationale de Paris or any of its Affiliates shall fill any such vacancy unless such person shall be reasonably satisfactory to the Board of Directors as evidenced by a resolution duly adopted by a majority of the directors constituting the authorized number of directors prior to the time such person is nominated to fill any such vacancy. If at any time the offices of all Class A Directors shall be vacant, then, subject to clause
     (iii) of this subparagraph (7), the holders of Class A Common Stock then outstanding voting separately as a class may elect successors to hold office for the unexpired terms of the Class A Directors whose places shall be vacant.

          (v) The Class A Directors shall be apportioned by a majority vote of a committee comprised of the Class A Directors among any classes of directors established pursuant to paragraph (b) of Article Sixth (as such provision hereafter may be amended or relettered or renumbered) so as to maintain the number of Class A Directors in each class as nearly equal as practicable.

          (8) Notwithstanding that a lesser or no vote of stockholders of the corporation may be required by law, and in addition to any other vote of stockholders of the corporation required by law, this Certificate of Incorporation or the by-laws of the corporation, until the conversion of all outstanding shares of Class A Common Stock pursuant to clause (ii) of subparagraph (9), the corporation shall not take, and the corporation shall not, directly or indirectly, engage in, any of the following actions without the written consent or affirmative vote of the holders of a majority of the shares of Common Stock and Class A Common Stock at the time outstanding, voting together as a class (except in respect of any actions described in clauses (i), (ii), (iii) or (ix), in which case the holders of the Class A Common Stock shall not vote with the holders of the shares of Common Stock but shall instead only vote separately as a class); provided that if any such action has been approved by the affirmative vote of two-thirds of the authorized number of directors of the corporation, only such vote, if any, of the stockholders of the corporation as is required under applicable law or otherwise under this Certificate of Incorporation or the by-laws of the corporation shall be required:

             (i) The amendment of this Certificate of Incorporation or the by-laws of the corporation so as to materially and adversely affect the rights of the holders of Class A Common Stock;

             (ii) (A) The issuance of any series or class of capital stock having either (x) more than one vote per share or (y) a class vote on any matter, except to the extent such class vote is required by Delaware law or to the extent that holders of any series of Preferred Stock may have the right, voting separately as a class, to elect a number of directors of the corporation upon the occurrence of a default in payment of dividends or redemption price or (B) the adoption of any stockholder rights plan;

             (iii) The issuance of any series of Preferred Stock which at the time of such issuance would not constitute "non-voting shares" as defined in 12 C.F.R. ss. 225.2(q)(2) or any successor provision;

             (iv) The issuance of Voting Securities (as defined in clause (xv) of subparagraph (10) of this paragraph (a)) to any person or entity (including the subsidiaries of the corporation and, for this purpose, irrespective of whether such subsidiaries are entitled to vote such securities) representing voting power in excess of (i) 20% of the aggregate voting power of the outstanding Voting Securities as of the date of such issuance or (ii) 35% of the aggregate voting power of the average number of Voting Securities outstanding over the previous twelve months (calculated for this purpose based on the number of Voting Securities issued and outstanding on the last day of each of the twelve calendar months immediately preceding the month in which such issuance occurs); provided that for purposes of this clause (iv), (A) the issuance of options, warrants or other securities exercisable for or convertible into Voting Securities (other than pursuant to dividends or other distributions paid or distributed ratably to all stockholders of the corporation) shall be deemed to be the issuance of Voting Securities for or into which such securities are exercisable or convertible and if the corporation enters into an agreement to issue Voting Securities such Voting Securities shall be deemed to be issued on the date that the corporation executes an agreement to issue such Voting

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        Securities and (B) such percentages shall be calculated on a pro forma basis after giving effect to the issuance or issuances in question;

             (v) Any merger, consolidation or other business combination in which the corporation is a constituent company if the corporation is not the surviving or resulting entity in such transaction (or if the corporation is the surviving or resulting entity and such transaction results in a Change of Control (as defined in clause (iii) of subparagraph (10) of this paragraph (a)) of the corporation), or the sale, exchange, lease or mortgage of all or substantially all of the corporation's assets in one transaction or a series of related transactions;

             (vi) Any acquisition, directly or indirectly, by the corporation or any of its subsidiaries (except from the corporation or a subsidiary of the corporation) of any assets or businesses, in one transaction or a series of related transactions in any twelve-month period (whether by merger, tender or exchange offer, asset purchase or otherwise), in which the consideration paid by the corporation (i) if in shares of Common Stock, will exceed 20% of the aggregate voting power of the outstanding Voting Securities as of the date that the corporation or any such subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as of the date that the corporation or any such subsidiary enters into a definitive agreement to effect the last of such related transactions, or (ii) if in cash, property or other securities of the corporation, has a Fair Market Value (as defined in clause (vi) of subparagraph (10) of this paragraph
        (a)) at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect such transaction or, in the case of a series of related transactions, at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect the last of such related transactions, which will exceed one-fourth of the Market Capitalization (as defined in clause (viii) of subparagraph (10) of this paragraph (a)) of the corporation at such time;

             (vii) Any disposition, directly or indirectly, by the corporation or any of its subsidiaries (except to the corporation or a subsidiary of the corporation) of any assets or businesses, in one transaction or a series of related transactions in any twelve-month period (whether by merger, tender or exchange offer, asset purchase or otherwise) in which the book value of the assets disposed of (as shown on the most recently available financial statements of the corporation) exceed one-sixth of the Total Consolidated Assets (as defined in clause (xiii) of subparagraph (10) of this paragraph (a)) of the corporation at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect such disposition or, in the case of a series of related transactions, at the time of the execution by the corporation or such subsidiary of a definitive agreement to effect the last of such dispositions;

             (viii) The voluntary liquidation or dissolution of the corporation; or

             (ix) Any merger, consolidation, recapitalization, reorganization, sale, acquisition, other business combination or other transaction to which the corporation is a party involving the issuance of Voting Securities of the corporation that does not result in a Change of Control of the corporation if, as a result of such transaction, any person (other than a holder of shares of Class A Common Stock) would become the Beneficial Owner of 25% or more of the total voting power of all Voting Securities of the corporation outstanding after such transaction or any three persons (other than holders of shares of Class A Common Stock) would become the Beneficial Owners of 45% or more of the total voting power of all Voting Securities of the corporation outstanding after such transaction.

          (9)(i) If any issued and outstanding shares of Class A Common Stock are Transferred (as defined in clause (xiv) of subparagraph (10) of this paragraph (a)) to any person other than (A) an Affiliate (as defined in clause (i) of subparagraph (10) of this paragraph (a)) of the transferring holder, (B) a Qualified Transferee (as defined in clause (xi) of subparagraph (10) of this paragraph (a)) or (C) a Qualified Pledgee (as defined in clause (x) of subparagraph (10) of this paragraph (a)), each share of Class A Common Stock so Transferred shall be automatically converted, without any action on the part of the corporation or any action on the part of the transferring holder or transferee, into one fully paid and nonassessable share of the Common Stock on the date of such Transfer. Notwithstanding the foregoing,
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     shares of Class A Common Stock Transferred to a Qualified Pledgee shall be automatically converted, without any action on the part of the corporation or any action on the part of the pledgor or pledgee, into one fully paid and nonassessable share of the Common Stock at such time as the holder of the shares of Class A Common Stock who entered into such pledge no longer has the sole power to vote or direct the voting of such shares of Class A Common Stock.

          (ii) Upon the occurrence of a Conversion Event (as defined in clause
     (v) of subparagraph (10) of this paragraph (a)), without any action on the part of the corporation or the holders of shares of Class A Common Stock, each share of Class A Common Stock issued and outstanding immediately prior to the Conversion Event shall automatically be converted into one fully paid and nonassessable share of Common Stock. Upon the occurrence of a Conversion Event, prompt written notice thereof and of the resulting conversion of the Class A Common Stock shall be given by first class mail, postage prepaid, to each person who immediately prior to the Conversion Event was a holder of record of shares of Class A Common Stock, at such person's address as the same appears on the stock register of the corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the effectiveness of the conversion of any shares of Class A Common Stock. Each such notice shall include a statement setting forth the place or places where certificates formerly representing shares of Class A Common Stock are to be surrendered in accordance with clause (iv) of this subparagraph (9).

          (iii) Conversion pursuant to clauses (i) or (ii) of this subparagraph
     (9) shall be deemed to have been effected at the time of the Transfer or the Conversion Event, as the case may be, that resulted in such conversion (the "Conversion Time"). Immediately upon such conversion, the rights of the holders of shares of Class A Common Stock so converted as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class A Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time.

          (iv) As promptly as practicable after the Conversion Time, upon the delivery to the corporation of the certificates formerly representing shares of Class A Common Stock, the corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class A Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

          (v) The corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Class A Common Stock pursuant to this subparagraph (9); provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class A Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

          (vi) The corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class A Common Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the Class A Common Stock.

          (vii) Shares of the Class A Common Stock may not be issued by the corporation other than pursuant to, or in accordance with, the terms of this Certificate of Incorporation, the Agreement and Plan of Merger, dated as of May 28, 1998, between the corporation and BancWest Corporation, a California corporation, and the Standstill and Governance Agreement (as defined in clause (xii) of subparagraph (10) of this paragraph (a)).

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          (viii) Shares of Class A Common Stock may, at the option of the holder thereof, be irrevocably converted into shares of Common Stock at any time following the commencement of a bona fide tender or exchange offer or the making of a bona fide Business Combination Proposal (within the meaning of the definition thereof set forth in the Standstill and Governance Agreement), in either case by Banque Nationale de Paris following the occurrence of an Acquisition Restrictions Termination Event (within the meaning of the definition thereof set forth in the Standstill and Governance Agreement) by delivery and surrender to the corporation of the certificates representing the shares of Class A Common Stock. Conversion pursuant to this clause (viii) of this subparagraph (9) shall be deemed to have been effected at the time of such surrender. Upon surrender, the corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the shares of Class A Common Stock represented by such certificates have been converted in accordance with the provisions of this subparagraph (9).

          (10) For purposes of this Article Fourth and of Article Sixth of this Certificate of Incorporation:

             (i) "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

             (ii) "Beneficial Ownership" by a holder of any securities includes ownership by any holder who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act"); provided that for purposes of determining Beneficial Ownership, a holder shall be deemed to be the Beneficial Owner of any securities which may be acquired by such holder (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. A holder shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any group (as defined in Section 13(d)(3) of the Exchange Act) of which such holder of any of its Affiliates is or becomes a member.

             (iii) "Change of Control" means a merger or consolidation of the corporation with or into another person or the merger or consolidation of another person into the corporation, as a result of which transaction or series of related transactions (A) any person becomes the Beneficial Owner of more than 50% of the total voting power of all Voting Securities of the corporation (or, if the corporation is not the surviving or transferee corporation of such transaction or transactions, of such surviving or transferee corporation) outstanding immediately after such transaction or transactions, or (B) the aggregate shares of Class A Common Stock and Common Stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all Voting Securities of the corporation (or such surviving or transferee corporation, if not the corporation) outstanding immediately after such transaction or transactions.

             (iv) "Class A Interest" means, at any time, the ratio, expressed as a percentage, of (i) the total number of outstanding shares of Class A Common Stock Beneficially Owned by the holders of the Class A Common Stock to (ii) the sum of (x) the total number of outstanding shares of Common Stock and Class A Common Stock and (y) any shares of Common Stock or Class A Common Stock that are issuable upon conversion, exchange or exercise of any securities included in clause (i); provided that clause
        (i) of this definition of the term "Class A Interest" shall not include any shares of Class A Common Stock that are Beneficially Owned in excess of the Permitted Ownership

        Percentage (as defined in the Standstill and Governance Agreement) in effect at any time pursuant to the terms of the Standstill and Governance Agreement (including, without limitation, any shares of Class A Common Stock required to be disposed of in accordance with Sections 2.1(f), 2.1(g) or 2.1(h) of the Standstill and Governance Agreement) and clause (ii)(x) of this definition of the term "Class A Interest" shall not include any shares of Common Stock or Class A Common Stock held in the corporation's treasury or belonging to any subsidiaries of the corporation which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to the requirements of applicable law.

             (v) "Conversion Event" means the Class A Interest becoming less than 10%.

             (vi) "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints. For purposes of this Certificate of Incorporation, Fair Market Value shall be determined in good faith by the affirmative vote of two-thirds of the directors constituting the authorized number of directors, except that if such vote is not obtained, the Fair Market Value shall be determined by an investment banking firm selected by vote of a majority of the directors constituting the authorized number of directors.

             (vii) "Independent Director" means any Non-Class A Director; provided that such Non-Class A Director is not an Affiliate or past or present officer, director or employee of, and was not nominated by, any holder of shares of Class A Common Stock or any of its Affiliates and is not associated with an entity that performs substantial services for any of the foregoing.

             (viii) "Market Capitalization" means the product of (i) the average of the daily closing prices for the Common Stock on the Nasdaq National Market (or the principal exchange or market on which the Common Stock may be listed or may trade) for the 20 consecutive trading days commencing on the 22nd trading day prior to the date of determination and (ii) the aggregate number of issued and outstanding shares of Common Stock and Class A Common Stock at the time of execution of the definitive agreement giving rise to the need for such calculation or, in the case of a series of related transactions, at the time of the execution of the last of such related definitive agreements giving rise to the need for such calculation.

             (ix) "Non-Class A Director" means any director other than a Class A Director.

             (x) "Qualified Pledgee" has the meaning set forth in the Standstill and Governance Agreement.

             (xi) "Qualified Transferee" has the meaning set forth in the Standstill and Governance Agreement.

             (xii) "Standstill and Governance Agreement" means the Standstill and Governance Agreement, dated as of November 1, 1998, between the corporation and Banque Nationale de Paris, a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France, as such agreement may be amended, supplemented or modified from time to time.

             (xiii) "Total Consolidated Assets" means the amount shown under the heading "Total Assets" on the balance sheet of the corporation included in its most recently published annual report on Form 10-K or quarterly report on Form 10-Q filed with the Securities and Exchange Commission (or any successor reports thereto).

             (xiv) "Transferred" means the occurrence of any act pursuant to which, directly or indirectly, including by operation of law or otherwise, the Beneficial Ownership of shares of Class A Common Stock shall have been sold, transferred, assigned, pledged, encumbered, hypothecated or otherwise disposed.

             (xv) "Voting Securities" means at any time shares of any class of capital stock or other securities of the corporation which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events.

     (b) The Common Stock.

          (1) After the requirements, if any, with respect to preferential dividends on the Preferred Stock shall have been met and after the corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts in respect of the Preferred Stock, and subject to the right of the holders of Class A Common Stock to participate therein to the extent provided in subparagraphs (1) and (3) of paragraph (a) of this Article Fourth, then, but not otherwise, the holders of shares of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for such purpose.

          (2) In the event that the corporation shall at any time declare and pay any dividend on the Class A Common Stock payable in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock or effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock) into a greater or lesser number of shares of Class A Common Stock, then in each such case the corporation shall, as the case may be, declare and pay an equivalent dividend per share on the Common Stock payable in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock or effect an equivalent subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock or in options, warrants or other securities exercisable for or convertible into shares of Common Stock) into a greater or lesser number of shares of Common Stock.

          (3) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the corporation, the holders of Common Stock shall be entitled, together with the holders of the Class A Common Stock, to receive all the remaining assets of the corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares held by such holder.

          (4) Except as set forth in subparagraphs (1) through (3) of this paragraph (b), holders of shares of Common Stock shall not be entitled to receive, and the corporation shall not declare or pay, any dividend or distribution (whether in cash, property or securities) on the Common Stock. Subject to the requirements of applicable law and this Certificate of Incorporation, no dividend shall be payable on the shares of Class A Common Stock unless an equivalent per share dividend is payable on the Common Stock on the same date fixed for payment of the corresponding dividend on the Class A Common Stock (other than a dividend payable in shares of Class A Common Stock, or in options, warrants or other securities exercisable for or convertible into shares of Class A Common Stock).

          (5) Except as may otherwise be required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by such holder on each matter voted upon by the stockholders; provided, however, that the holders of the Common Stock shall not be entitled to vote in the election of directors except as provided in subparagraph (6) of this paragraph (b).

          (6) At each meeting of the stockholders held for the purpose of electing directors, the holders of Common Stock shall have the right to elect that number of directors equal to the excess of (i) the total number of directors then constituting the authorized number of directors over (ii) the sum of (x) the number of directors the holders of the shares of Class A Common Stock are entitled to elect, (y) the number of directors elected by the stockholders of the corporation (other than the holders of shares of

     Class A Common Stock or Preferred Stock) in each of the other two classes and (z) the number of directors, if any, that the holders of the Preferred Stock, voting separately by class or series, are entitled to elect. The holders of shares of Class A Common Stock shall not be entitled to vote for directors described under this subparagraph (6) of paragraph (b).

     (c) The Preferred Stock. Subject to any other provision of this Certificate of Incorporation, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     Fifth.  The name and mailing addresses of each incorporator is as follows:

NAME                                                          ADDRESS
----                                                          -------
John D. Bellinger....................................  165 South King Street
                                                       Honolulu, Hawaii 96813
Hugh R. Pingree......................................  165 South King Street
                                                       Honolulu, Hawaii 96813
G. Harry Hutaff......................................  165 South King Street
                                                       Honolulu, Hawaii 96813

     Sixth. (a) The powers of the incorporators shall terminate upon the filing of the Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

NAME                                                          ADDRESS
----                                                          -------
John D. Bellinger....................................  165 South King Street
                                                       Honolulu, Hawaii 96813
Hugh R. Pingree......................................  165 South King Street
                                                       Honolulu, Hawaii 96813
G. Harry Hutaff......................................  165 South King Street
                                                       Honolulu, Hawaii 96813

     (b) Number and Identity.

          (1) There shall be a Board of Directors of the corporation consisting of not less than seven (7) nor more than twenty-five (25) members. Subject to the foregoing limitation, the number of directors shall be fixed from time to time solely by the Board of Directors, by the affirmative vote of two-thirds of the directors constituting the authorized number of directors.

          (2) The directors shall be divided into classes, each class to consist as nearly as practicable of one-third of the number of directors then constituting the authorized number of directors. At each annual meeting, the directors elected shall be elected for a full term of three years, subject to clause (iii) of subparagraph (7) of paragraph (a) of Article Fourth hereof, to succeed those whose terms expire. Notwithstanding the foregoing, each director shall serve until his successor (if any) is duly elected and qualified, or until his resignation, removal, or death. The members of the Board of Directors shall be elected or appointed at such times, in such manner, and for such terms as specified below or as may be prescribed by this Certificate of Incorporation and the by-laws. This subparagraph (2) of paragraph (b) may not be amended or repealed except with the affirmative vote of the holders of three-fourths of the shares of Common Stock and Class A Common Stock at the time outstanding, voting together as a class.

          (3) Notwithstanding the second sentence of subparagraph (1) of this paragraph (b) of Article Sixth, if at any time the holders of shares of Class A Common Stock are entitled to elect a number of directors pursuant to subparagraph (7) of paragraph (a) of Article Fourth that exceeds the sum of the number of directors elected by the holders of shares of Class A Common Stock then serving on the Board of Directors and the number of vacancies on the Board of Directors which the directors elected by the holders of shares of Class A Common Stock or the holders of shares of Class A Common Stock are entitled to fill, the total number of directors shall automatically and without further action be increased by the smallest number necessary to permit the election of such number of Class A Directors that the holders of shares of Class A Common Stock are entitled to elect pursuant to subparagraph (7) of paragraph (a) of Article Fourth.

          (4) All of the powers of the corporation, exercisable by authority of law or under this Certificate of Incorporation, or otherwise, shall be vested in and exercised by, or by the authority of, the Board of Directors, except as limited by law, this Certificate of Incorporation or the by-laws of the corporation. The Board of Directors may, by resolution or otherwise, create, or the by-laws may provide for, such committees of the Board of Directors as the Board shall see fit or the by-laws shall provide for, and such committees shall have and may exercise any and all such powers, subject to applicable law, as the Board of Directors, by resolution, or the by-laws, may provide.

     (c) Nominations. Each nominee for a directorship of the corporation, other than a directorship to be filled with a Class A Director, nominated by the Board of Directors of the corporation shall be nominated by a majority vote of a committee comprised of all the Non-Class A Directors then in office.

     (d) Vacancies.

          (1) In case any Independent Director shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by a majority vote of a committee comprised of the remaining Independent Directors then in office or, if no Independent Directors shall remain in office, then by a majority vote of the Non-Class A Directors then in office, or if no Non-Class A Directors shall then be remaining in office, then the holders of the shares of Common Stock may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Independent Directors whose places shall be vacant.

          (2) In case any Non-Class A Director (other than an Independent Director) shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by a majority vote of the remaining Non-Class A Directors (whether or not they constitute Independent Directors) then in office, or if no Non-Class A Directors shall then be remaining in office, then the holders of the shares of Common Stock may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Non-Class A Directors whose places shall be vacant.

          (3) Subject to clauses (iii) and (iv) of subparagraph (7) of paragraph
     (a) of Article Fourth, in case any Class A Director shall cease to serve as a director for any reason, the vacancy resulting therefrom shall only be filled by majority vote of the remaining Class A Directors, or if no such Class A Directors shall then be remaining in office, then the holders of the shares of Class A Common Stock, voting separately as a class may, at a special meeting of such holders called in accordance with the by-laws of the corporation, elect successors to hold office for the unexpired terms of the Class A Directors whose places shall be vacant.

          (4) In case there is any unfilled newly created directorship that the holders of the shares of Class A Common Stock are not entitled to fill, the vacancy created thereby shall be filled by a majority vote of a committee of the Board of Directors comprised of the Independent Directors then in office.

     (e) Quorum. In addition to the requirements under applicable law and the by-laws of the corporation, a quorum for transaction of business at any meeting of the directors shall require the presence of at least a majority of the Non-Class A Directors.

     Seventh. (a) The officers of the corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President and one or more of whom may be designated a Senior Vice President), a Treasurer, a Secretary, a Chief Executive Officer, a Chief Operating Officer and such other officers as may be authorized pursuant to the authority conferred by the by-laws, all of whom shall be appointed by or by the authority of the Board of Directors or the Executive Committee and serve at the pleasure of the Board of Directors or the Executive Committee in accordance with and subject to the provisions of the by-laws. There may be a Chairman of the Board of Directors who shall be appointed by the Board of Directors from its own members and who shall have such powers as may be prescribed by the bylaws or, if and to the extent that the bylaws shall not so prescribe, by the Board of Directors.

     (b) In the event that, at any time when there are shares of Class A Common Stock outstanding, a vacancy shall occur in the office of the Chief Executive Officer or the Chief Operating Officer of the corporation through death, resignation, removal in accordance with the by-laws or otherwise following the date of initial issuance of the Class A Common Stock, a nominating committee shall be formed consisting of two Class A Directors (selected by a majority of the Class A Directors then in office) and two Non-Class A Directors (selected by a majority of the Non-Class A Directors then in office). Such nominating committee shall nominate an individual to fill such vacancy and shall submit the nomination to the full board of directors. In the event that such nominating committee cannot agree on a nomination, the members of the committee shall jointly select a fifth director, who must be a Non-Class A Director, to resolve the disagreement by a majority vote of such nominating committee.

     Eighth.  The corporation is to have perpetual existence.

     Ninth. No holder of shares of capital stock of any class of the corporation or holder of any security or obligation convertible into shares of capital stock of any class of the corporation shall have any preemptive right to subscribe for, purchase or otherwise acquire shares of capital stock of any class of the corporation, whether now or hereafter authorized.

     Tenth. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

     Eleventh. Subject to the provisions of this Certificate of Incorporation, the Board of Directors shall have the authority to make, alter or repeal the by-laws of the corporation; provided that the Board of Directors may not alter or repeal Sections 2.2, 2.3, 2.6, 2.7, 3.4(c), 4.1 and Article X (unless, in the case of Article X, such alteration or repeal affects all directors equally and on the same terms) except by the affirmative vote of two-thirds of the authorized number of directors.

     Twelfth. To the fullest extent permitted by the Delaware General Corporation Law as it exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.